UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2006

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2006, Michael A. Pugh announced his resignation as Executive Vice President - Finance and Chief Financial Officer of Mitcham Industries, Inc. Robert P. Capps, currently serving as a member of Mitcham's board of directors, will assume the additional responsibilities and title of Executive Vice President - Finance and Chief Financial Officer, effective immediately. Mr. Capps resigned his position on the audit committee upon the assumption of his new responsibilities. Peter H. Blum, Chairman of the Board, will fill the vacancy created upon the resignation of Mr. Capps from the audit committee.

Mr. Capps, a certified public accountant, has served since July 1999 as Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation, a publicly held provider of defense electronics products. Prior to that position, Mr. Capps was Executive Vice President and Chief Financial Officer for Dynamex, Inc., a NASDAQ-listed supplier of transportation services. From 1990 to 1995, Mr. Capps served as Chief Financial Officer for Hadson Corporation, a NYSE-listed energy company. Mr. Capps received his Bachelor of Accountancy from the University of Oklahoma in 1976 and began his career as an audit manager with Arthur Young & Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
The following exhibits are filed as part of this report:

99.1 Press release issued by Mitcham Industries, Inc. on June 27, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

June 28, 2006	By:	Billy F. Mitcham, Jr.

Name: Billy F. Mitcham, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Mitcham Industries, Inc. on June 27, 2006